EXHIBIT 99.1
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                              ARTICLES OF AMENDMENT
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                                       TO
                                       --

                            ARTICLES OF INCORPORATION
                           --------------------------

                                       OF
                                       --

                            MAGELLAN TECHNOLOGY, INC.
                           --------------------------

         Pursuant to the provisions of the Utah Revised Business Corporation Act, the undersigned corporation (the "Corporation") hereby adopts the following Articles of Amendment to its Articles of Incorporation:

                                       I.

         The name of the Corporation prior to the date of this Amendment has been Magellan Technology, Inc.

                                       II.

         The following Amendment to the Articles of Incorporation were adopted by the shareholder of the Corporation as of July 7, 2000 in the manner prescribed by the Utah Revised Business Corporation Act:

         A. Article I of the Articles of Incorporation is hereby amended to read as follows:

                                 ARTICLE I--NAME

             The name of the corporation is BioMeridian Corporation.

                                      III.

         The number of shares of the capital stock of the Corporation outstanding and entitled to be cast on the foregoing Amendments by the shareholders of the Corporation was 27,576,997 shares of common stock (the "Common Stock"). No other class of shares was issued and outstanding.

                                       IV.

         The number of shares of the Common Stock voted for such Amendment was 17,267,977 shares. The number of shares of the Common Stock that were voted against the Amendment was 5,000 shares.

         DATED this 7th day of July, 2000.

                                         Magellan Technology, Inc. (now known as
                                         BioMeridian Corporation), a Utah
                                         Corporation.

                                         By:   /s/ William A. Fresh
                                         ---------------------------

                                         Name: William A. Fresh
                                         ---------------------------

                                         Title: Chairman and C.E.O.
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